SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017

CITIZENS COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33003	20-5120010
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin		54701
(Address of Principal Executive Offices)		(Zip Code)

715-836-9994

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Mr. Bianchi to the Board of Directors

On May 25, 2017, the Board of Directors of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”), increased the size of the Board of Directors from six Directors to seven and appointed Stephen Bianchi, the Company’s President and Chief Executive Officer, to the Board of Directors as a Class I Director. As a Class I Director, Mr. Bianchi will serve until the Company’s 2019 annual shareholders meeting.

Amended and Restated Executive Employment Agreement with Mr. Bianchi

Also, on May 25, 2017, the Company and its wholly-owned subsidiary, Citizens Community Federal, N.A. (the “Bank”) and Mr. Bianchi entered into an amended and restated executive employment agreement (the “Employment Agreement”). The Employment Agreement provides for a term from June 24, 2016 to September 30, 2019 with automatic one-year renewal periods thereafter. The Employment Agreement provides that, as of May 25, 2017, Mr. Bianchi’s annual salary will be increased from $300,000 to $315,000, and he will continue to be eligible to receive incentive awards under the Company’s executive incentive plans, discretionary performance bonuses, and other executive benefits.

The Employment Agreement amended the previously existing employment agreement with Mr. Bianchi to provide that, in the event of a termination of Mr. Bianchi’s employment following a “change in control” by the Company for “cause” or by Mr. Bianchi for “good reason” (in each case, as defined in the Employment Agreement), he would be entitled to accrued salary and benefits; a pro-rated incentive award under the Bank’s Executive Short Term Incentive Plan; a payment equal to 200% of the sum of Mr. Bianchi’s salary and pro-rated incentive award under the Bank’s Executive Short Term Incentive Plan; and up to 18 months of medical and dental benefits. In the event of a termination by Mr. Bianchi following a “change in control” without “good reason” or by the Company for “cause,” Mr. Bianchi would only be entitled to accrued salary and benefits.

In addition, on May 25, 2017, the Company provided Mr. Bianchi with a discretionary bonus, the payment of which is conditioned on the consummation of the previously announced merger of the Company and Wells Financial Corp. (the “Merger”). The discretionary bonus will take the form of a cash payment of $25,000, payable at closing of the Merger, and restricted stock, valued at $75,000 and subject to a two year vesting period beginning on May 25, 2017. The Company also amended previous grants of restricted stock valued at $100,000 and 20,000 incentive stock options, which were awarded to Mr. Bianchi on June 24, 2016, to provide for accelerated vesting in the event that the Employment Agreement is terminated by reason of his death or disability, by the Company without “cause” or by Mr. Bianchi with “good reason.”

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Amended and Restated Executive Employment Agreement by and between Citizens Community Bancorp, Inc., Citizens Community Federal, N.A. and Stephen Bianchi, dated May 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Community Bancorp, Inc. (Registrant)

Date: May 26, 2017	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg, Chief Financial Officer